UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreements.

On December 22, 2004, we entered into Compensation Reduction Agreements (the "Agreements") with Larry Kellner, our President and Chief Operating Officer, who will become Chairman of the Board and Chief Executive Officer on December 31, 2004, and Jeff Smisek, our Executive Vice President, who will become President on December 31, 2004. Pursuant to the Agreements, Mr. Kellner and Mr. Smisek have agreed to reduce their base salary and annual and long-term performance compensation by 25% and 20%, respectively, to surrender for cancellation that same percentage of their outstanding unvested stock options, restricted stock, RSUs (as defined in the Company's Long Term Incentive and RSU Program, as amended), and PARs (as defined in the Company's Officer Retention and Incentive Award Program, as amended) awards, and to decline their annual bonus, if earned, for 2004. Copies of the Agreements are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Our Executive Vice President - Marketing, Jim Compton, Executive Vice President and Chief Financial Officer, Jeff Misner, and Executive Vice President - Operations, Mark Moran, also signed similar Compensation Reduction Agreements agreeing to reduce their base salary and annual and long-term performance compensation by 20%, and to surrender for cancellation that same percentage of their outstanding unvested stock options, restricted stock, RSUs and PARs awards.

Item 9.01. Financial Statements and Exhibits.

    Exhibits
99.1 99.2	Compensation Reduction Agreement for Larry Kellner Compensation Reduction Agreement for Jeff Smisek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

December 22, 2004	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1 99.2	Compensation Reduction Agreement for Larry Kellner Compensation Reduction Agreement for Jeff Smisek